Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

1)	Registration Statement (Form S-8 No. 333-71670) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan, and

2)	Registration Statement (Form S-8 No. 333-147206) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan:

of our report dated November 2, 2009, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. (formerly “Magellan Midstream Holdings, L.P.”) included in this Current Report (Form 8-K) dated November 3, 2009.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

November 2, 2009